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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements of Huttig Building Products, Inc. on Form S-8 (Nos. 333-92495, 333-92497, 333-92499, 333-75610 and 333-81410) of our report dated January 25, 2002, appearing in the Annual Report on Form 10-K of Huttig Building Products, Inc. for the year ended December 31, 2001.


/S/ Deloitte & Touche LLP

St. Louis, Missouri
March 13, 2002